Exhibit 10

DAC TECHNOLOGIES GROUP	ONE BANK & TRUST N.A.	Loan Number 178547
INTERNATIONAL, INC.	300 WEST CAPITOL AVE	Date AUGUST 10, 2009
12120 COLONEL GLENN RD	LITTLE ROCK AR 72201 - 4113	Maturity Date FEB. 10, 2010
STE 6200		Loan Amount $1,000,000.00
LITTLE ROCK AR 72210		Renewal Of

BORROWER’S NAME AND ADDRESS “I” includes each borrower above, jointly and severally.	LENDER’S NAME AND ADDRESS “You” means the lender, its successors and assigns.
For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of ONE MILLION AND 00/100 Dollars $1,000,000.00.
☐	Single Advance: I will receive all of this principal sum on . No additional advances are contemplated under this note.
☑
Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On AUG. 10, 2009 I will receive the amount of $                      and future principal advances are contemplated.

Conditions: The conditions for future advances are AS AGREED UPON BETWEEN BANK AND BORROWER

☑	Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on FEBRUARY 10, 2010.
☐	Closed End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
INTEREST: I agree to pay interest on the outstanding principal balance from AUGUST 10, 2009 at the rate of 6.000% per year until 02/10/2010.
☐	Variable Rate: This rate may then change as stated below.
☐	Index Rate: The future rate will be the following index rate:

☐	No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.
☐	Frequency and Timing: The rate on this note may change as often as . A change in the interest rate will take effect .

☐	Limitations: During the term of this loan, the applicable annual interest rate will not be more than N/A% or less than N/A%. The rate may not change more than N/A% each N/A.

Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:
☐	The amount of each scheduled payment will change. ☐ The amount of the final payment will change.
☐	.
ACCRUAL METHOD: Interest will be calculated on a ACTUAL/365 basis.
POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
☐	on the same fixed or variable rate basis in effect before maturity (as indicated above).

☐	at a rate equal to .
☑	LATE CHARGE: If a payment is made more than 11 days after it is due, I agree to pay a late charge of 8.000% OF THE PAYMENT OR $500.00, WHICHEVER IS LESS.

☐	ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which ☐ are ☐ are not included in the principal amount above: .
PAYMENTS: I agree to pay this note as follows:
☑	Interest: I agree to pay accrued interest MONTHLY BEGINNING 9/10/2009

☑	Principal: I agree to pay the principal DUE 2/10/2010

☐
Installments: I agree to pay this note in                       payments. The first payment will be in the amount of $                      and will be due                      . A payment of $                                                                will be due                                                                thereafter. The final payment of the entire unpaid balance of principal and interest will be due                      .

ADDITIONAL TERMS:
INVENTORY WILL REMAIN AT 3700 OLD SHACKLEFORD RD, LITTLE ROCK, AR 72204 AND 13126 SOUTH BROADWAY, LOS ANGELES, CA 90061 AND WILL NOT BE MOVED FROM THESE LOCATIONS WITHOUT PERMISSION OF THE LENDER.
☑
I am giving you a security Interest in property to secure this loan. I understand that I must keep this property Insured against loss, expense or damage due to fire, theft, collision or other such risks in the amounts you require. If I fail to do so, you are authorized to purchase insurance to protect your interest in the property, and may add the cost to the amount I owe you.

☑ SECURITY: This note is separately secured by (describe separate document by type and date):

SECURITY AGREEMENT DATED
AUGUST 10, 2009
(This section is for your internal use Failure to list a separate security document does not mean the agreement will not secure this note)

PURPOSE: The purpose of this loan is LINE OF CREDIT TO FUND SHORT TERM CASH FLOW NEEDS

SIGNATURES: I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGE 2). I have received a copy on today’s date.

DAC TECHNOLOGIES GROUP

INTERNATIONAL, INC.

Signature for Lender	/s/ David A. Collins

DAVID A. COLLINS, CHAIRMAN
/s/ Jerome Wolf

JEROME WOLF, VICE PRESIDENT

UNIVERSAL NOTE

© 1984, 1991 Bankers Systems, Inc., St Cloud, MN Form UN-AR 3/4/2002	(page 1 of 2)

DEFINITIONS: As used on page 1, “ ☑” means the terms that apply to this loan. “I”, “me” or “my” means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as “us”). “You” or “your” means the Lender and its successors and assigns.

APPLICABLE LAW: This note and any agreement securing this note will be governed by the laws of the State of Arkansas and federal law, including, but not limited to, the maximum interest rate or amount of interest, discount points, finance charges, or other similar charges allowed by the provisions of Section 731 of the Gramm-Leach-Bliley Financial Modernization Act of 1999, which amended section 44 of the Federal Deposit Insurance Act, being codified at 12 U.S.C. 1831u.
Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.

COMMISSIONS OR OTHER REMUNERATION: I understand and agree that any insurance premiums paid to insurance companies as part of this note will involve money retained by you or paid back to you as commissions or other remuneration.
In addition, I understand and agree that some other payments to third parties as part of this note may also involve money retained by you or paid back to you as commissions or other remuneration.

PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).
INTEREST: Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.
INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans of class of loans to me or other borrowers.
ACCRUAL METHOD: The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a “year.” If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.
POST MATURITY RATE: For purposes of deciding when the “Post Maturity Rate” (shown on page 1) applies, the term “maturity” means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.
SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the “PAYMENTS BY LENDER” paragraph below.
MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.
PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.
SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.
“Right to receive money from you” means:
(1)	any deposit account balance I have with you;
(2)	any money owed to me on an item presented to you or in your possession for collection or exchange; and

(3)	any repurchase agreement or other nondeposit obligation.
“Any amount due and payable under this note” means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.
If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.
You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.
REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the “Default” and “Remedies” paragraphs herein.
DEFAULT: I will be in default if any one or more of the following occur: (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided; (7) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops in due season if I am a producer of crops; (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.
REMEDIES: If I am in default on this note you have, but are not limited to, the following remedies:
(1)	You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other accrued charges).
(2)	You may set off this debt against any right I have to the payment of money from you, subject to the terms of the “Set-Off” paragraph herein.
(3)	You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.

(4)	You may refuse to make advances to me or allow purchases on credit by me.
(5)	You may use any remedy you have under state or federal law.
By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default if it continues or happens again.
COLLECTION COSTS AND ATTORNEY’S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney’s fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.
WAIVER: I give up my rights to require you to do certain things. I will not require you to:
(1)	demand payment of amounts due (presentment);
(2)	obtain official certification of nonpayment (protest); or
(3)	give notice that amounts due have not been paid (notice of dishonor).
I waive any defenses I have based on suretyship or impairment of collateral.
OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may do so without any notice that it has not been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.
FINANCIAL INFORMATION: I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.
NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.

		BORROWER’S						INTEREST
DATE OF	PRINCIPAL	INITIALS	PRINCIPAL	PRINCIPAL	INTEREST		INTEREST	PAID
TRANSACTION	ADVANCE	(not required)	PAYMENTS	BALANCE	RATE		PAYMENTS	THROUGH
	$		$	$		%	$
	$		$	$		%	$
	$		$	$		%	$
	$		$	$		%	$
	$		$	$		%	$
	$		$	$		%	$
	$		$	$		%	$
	$		$	$		%	$
	$		$	$		%	$
	$		$	$		%	$
	$		$	$		%	$

© 1984, 1991 Bankers Systems, Inc., St Cloud, MN Form UN-AR 3/4/2002	(page 2 of 2)

DAC TECHNOLOGIES GROUP	ONE BANK & TRUST N.A.
INTERNATIONAL, INC.	300 WEST CAPITOL AVE
12120 COLONEL GLENN RD	LITTLE ROCK AR 72201-4113
STE 6200
LITTLE ROCK AR 72210

Borrower’s (Buyer’s or Lessee’s) Name and Address	Secured Party’s (or Lessor’s) Name and Address
“I” means the borrowers (buyers or lessees) named above	“You” means the secured party (or lessor) named above

Date: 8/10/09	Loan (Lease or Contract) Number: 178547

Additional Information:	LOAN AMOUNT: $1,000,000.00
Section 1: Agreement to Provide Insurance: As part of my loan, lease, or contract, I agree:
(1)	to insure the property and/or the persons listed in section 2 with the coverages shown in section 3 below,

(2)	to have you named on the policy, with the “status” listed below,

(3)	to arrange for the insurance company to notify you that the policy is in effect and your status has been noted,

(4)	to pay for this insurance, including any fee for this endorsement;

(5)
to keep the insurance in effect until the debts listed above, and any other debts which now or later may be secured by the property, are paid (I understand that the property may secure debts in addition to any listed above.)

If I Default: If I fail to keep one or more of these promises:
(1)	I agree that you may (but are not required to) buy insurance to protect your interest and add the cost to what I owe you.

(2)	I also understand that I may be in default on the underlying debts, and that you may decide to invoke other remedies available to you for such default as well.
Section 2: Description of Collateral and/or Persons to be Insured:
ALL INVENTORY

For autos include ___	Year ___	Make ___	Model ___	Body Style ___	Vehicle Identification Number ___
Section 3: Coverages: Show the risks, amount of coverage required, and maximum deductible allowed:

Homeowner’s Coverage Deductible: 500	☐ H.O.	☑ Other (Describe) COMMERCIAL

Automobile Coverages Deductible:	☐ Fire	☐ Theft	☐ Collision	☐ Comprehensive	☐ Liability
Life and Disability Coverages					Minimum limits
Section 4: Your Status: Show here how the Secured Party (or Lessor) should be listed on the insurance policy:

☑ Lienholder	☐ Certificate holder	☐ Additional Insured	☐ Mortgagee	☐
Section 5: Insurance Company: This is the insurance company which will provide the insurance coverage:

Name ___	Address ___	City and State ___	Policy Number ___	Effective ___	from ___	to ___
Section 6: Insurance Agency and Agent: This is the insurance agency through which I have purchased the required insurance (or intend to):

Name ___	Address ___	City and State ___	Telephone Number ___
Section 7: Signatures for Borrowers (Buyers or Lessees) and Authorization to Insurance Agent and Company:
I (we) have made this agreement and have provided the information above. I have received a copy of this agreement.
I (we) request the insurance company and agency shown above to provide the coverage(s) listed above, and to show the Secured Party (or Lessor) on the policy with the status shown above.
I (we) also request that the insurance company or its authorized agent immediately confirm the policy to the Secured Party (or Lessor) by signing this form and forwarding a copy of the policy to the Secured Party (or Lessor), or such part of the policy as may be necessary

DAC TECHNOLOGIES GROUP
INTERNATIONAL INC.

X	/s/ David A. Collins
DAVID A. COLLINS, CHAIRMAN

X

Section 8: Signature for Secured Party (Lessor) and Request for Confirmation:
I ask that upon receipt of this form the insurance company or agency named above confirm the policy coverages shown above.

For the Secured Party:
(or Lessor)	X	/s/ Jerome Wolf
JEROME WOLF, VICE PRESIDENT
Section 9: Signature for Insurance Company and Confirmation:
By signing below I confirm the insurance coverages agreed to be provided by our insured and that you will be notified not less than 10 days before cancellation.

Please type name, title, company,	X
and phone number and return to secured party or lessor.

© 1990 Bankers Systems, Inc., St Cloud, MN 56301 Form API Revised 8/30/83 1-800-387-2341	(page 1 of 1)

DEBTOR NAME AND ADDRESS	SECURED PARTY NAME AND ADDRESS

DAC TECHNOLOGIES GROUP INTERNATIONAL, INC.	ONE BANK & TRUST N.A.
12120 COLONEL GLENN RD, SUITE 6200	300 WEST CAPITOL AVE
LITTLE ROCK, AR 72210	LITTLE ROCK, AR 72201-4113
Type: ☐ individual ☐ partnership ☑ corporation ☐
State of organization/registration (if applicable) ARKANSAS
☐ If checked, refer to addendum for additional Debtors and signatures.
COMMERCIAL SECURITY AGREEMENT
The date of this Commercial Security Agreement (Agreement) is AUGUST 10, 2009
SECURED DEBTS: This Agreement will secure all sums advanced by Secured Party under the terms of this Agreement and the payment and performance of the following described Secured Debts that (check one) ☑ Debtor ☐                                                                                     (Borrower) owes to Secured Party:
☐	Specific Debts: The following debts and all extensions, renewals, refinancings, modifications, and replacements (describe):
☑
All Debts: All present and future debts, even if this Agreement is not referenced, the debts are also secured by other collateral, or the future debt is unrelated to or of a different type than the current debt. Nothing in this Agreement is a commitment to make future loans or advances.

SECURITY INTEREST: To secure the payment and performance of the Secured Debts, Debtor gives Secured Party a security interest in all of the Property described in this Agreement that Debtor owns or has sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products of the Property. “Property” includes all parts, accessories, repairs, replacements, improvements, and accessions to the Property; any original evidence of title or ownership; and all obligations that support the payment or performance of the Property. “Proceeds” includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property. This Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and Secured Party is no longer obligated to advance funds to Debtor or Borrower.
PROPERTY DESCRIPTION: The Property is described as follows:
☐
Accounts and Other Rights to Payment: All rights to payment, whether or not earned by performance, including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned. This includes any rights and interests (including all liens) which Debtor may have by law or agreement against any account debtor or obligor of Debtor.

☑
Inventory: All inventory held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in Debtor’s business.

☐
Equipment: All equipment including, but not limited to, machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and record keeping equipment, parts, and tools. The Property includes any equipment described in a list or schedule Debtor gives to Secured Party, but such a list is not necessary to create a valid security interest in all of Debtor’s equipment.

☑
Instruments and Chattel Paper: All instruments, including negotiable instruments and promissory notes and any other writings or records that evidence the right to payment of a monetary obligation, and tangible and electronic chattel paper.

☑
General Intangibles: All general intangibles including, but not limited to, tax refunds, patents and applications for patents, copyrights, trademarks, trade secrets, goodwill, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use Debtor’s name.

☑	Documents: All documents of title including, but not limited to, bills of lading, dock warrants and receipts, and warehouse receipts.
☐
Farm Products and Supplies: All farm products including, but not limited to, all poultry and livestock and their young, along with their produce, products, and replacements; all crops, annual or perennial, and all products of the crops; and all feed, seed, fertilizer, medicines, and other supplies used or produced in Debtor’s farming operations.

☐
Government Payments and Programs: All payments, accounts, general intangibles, and benefits including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance and diversion payments, production flexibility contracts, and conservation reserve payments under any preexisting, current, or future federal or state government program.

☐
Investment Property: All investment property including, but not limited to, certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity contracts, commodity accounts, and financial assets.

☐	Deposit Accounts: All deposit accounts including, but not limited to, demand, time, savings, passbook, and similar accounts.
☑	Specific Property Description: The Property includes, but is not limited by, the following (if required, provide real estate description):
ALL INVENTORY NOW OWNED AND HEREAFTER ACQUIRES AND ALL PROCEEDS AND PRODUCTS THEREOF.
ALL CONTRACT RIGHTS AND GENERAL INTANGIBLES NOW IN FORCE OR HEREAFTER ACQUIRED, INCLUDING WITHOUT LIMITATION, ALL DOCUMENTS OF TITLE, ALL LENSES, LEASES AND SUBLEASES, CONTRACTS, PERMITS AND AUTHORIZATIONS, ACCREDITATION, CERTIFICATIONS, FRANCHISES, TRADEMARK LICENSES, TRADEMARKS, PATENTS, COPYRIGHTS, INTELLECTUAL PROPERTY, AND ANY OTHER INTANGIBLE PROPERTY OF DEBTOR.
USE OF PROPERTY: The Property will be used for ☐ personal ☑ business ☐ agricultural ☐                                        purposes.
SIGNATURES: Debtor agrees to the terms on pages 1 and 2 of this Agreement and acknowledges receipt of a copy of this Agreement.

DEBTOR		SECURED PARTY
ONE BANK & TRUST N.A.
BY:	/s/ David A. Collins

DAVID A. COLLINS, CHAIRMAN

BY:		/s/ Jerome Wolf
JEROME WOLF, VICE PRESIDENT
BY:

BY:

© 2000 Bankers Systems, Inc., St Cloud, MN Form SA-BUS 7/24/2001	(page 1 of 2)

GENERAL PROVISIONS: Each Debtor’ obligations under this Agreement are independent of the obligation of any other Debtor. Secured Party may sue each Debtor individually or together with any other Debtor. Secured Party may release any part of the Property and Debtor will remain obligated under this Agreement. The duties and benefits of this Agreement will bind the successors and assigns of Debtor and Secured Party. No modification of this Agreement is effective unless made in writing and signed by Debtor and Secured Party. Whenever used, the plural includes the singular and the singular includes the plural. Time is of the essence.
APPLICABLE LAW: This Agreement is governed by the laws of the state in which Secured Party is located. In the event of a dispute, the exclusive forum, venue, and place of jurisdiction will be the state in which Secured Party is located, unless otherwise required by Law. If any provision of this Agreement is unenforceable by law, the unenforceable provision will be severed and the remaining provisions will still be enforceable.
NAME AND LOCATION: Debtor’s name indicated on page 1 is Debtor’s exact legal name. If Debtor is an individual, Debtor’s address is Debtor’s principal residence. If Debtor is not an individual, Debtor’s address is the location of Debtor’s chief executive offices or sole place of business. If Debtor is an entity organized and registered under state law, Debtor has provided Debtor’s state of registration on page 1. Debtor will provide verification of registration and location upon Secured Party’s request. Debtor will provide Secured Party with at least 30 days notice prior to any change in Debtor’s name, address, or state of organization or registration.
WARRANTIES AND REPRESENTATIONS: Debtor has the right, authority, and power to enter into this Agreement. The execution and delivery of this Agreement will not violate any agreement governing Debtor or Debtor’s property, or to which Debtor is a party. Debtor makes the following warranties and representations which continue as long as this Agreement is in effect:
(1)	Debtor is duly organized and validly existing in all jurisdictions in which Debtor does business.
(2)	the execution and performance of the terms of this Agreement have been duly authorized, have received all necessary governmental approval, and will not violate any provision of law or order;
(3)	other than previously disclosed to Secured Party, Debtor has not changed Debtor’s name or principal place of business within the last 10 years and has not used any other trade or fictitious name; and
(4)	Debtor does not and will not use any other name without Secured Party’s prior written consent.
Debtor owns all of the Property, and Secured Party’s claim to the Property is ahead of the claims of any other creditor, except as otherwise agreed and disclosed to Secured Party prior to any advance on the Secured Debts. The Property has not been used for any purpose that would violate any laws or subject the Property to forfeiture or seizure.
DUTIES TOWARD PROPERTY: Debtor will protect the Property and Secured Party’s interest against any competing claim. Except as otherwise agreed, Debtor will keep the Property in Debtor’s possession at the address indicated on page 1 of this Agreement. Debtor will keep the Property in good repair and use the Property only for purposes specified on page 1. Debtor will not use the Property in violation of any law and will pay all taxes and assessments levied or assessed against the Property. Secured Party has the right of reasonable access to inspect the Property, including the right to require Debtor to assemble and make the Property available to Secured Party. Debtor will immediately notify Secured Party of any loss or damage to the Property. Debtor will prepare and keep books, records, and accounts about the Property and Debtor’s business, to which Debtor will allow Secured Party reasonable access.
Debtor will not sell, offer to sell, license, lease, or otherwise transfer or encumber the Property without Secured Party’s prior written consent. Any disposition of the Property will violate Secured Party’s rights, unless the Property is inventory sold in the ordinary course of business at fair market value. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, Debtor will record Secured Party’s interest on the face of the chattel paper or instruments.
If the Property includes accounts, Debtor will not settle any account for less than the full value, dispose of the accounts by assignment, or make any material change in the terms of any account without Secured Party’s prior written consent. Debtor will collect all accounts in the ordinary course of business, unless otherwise required by Secured Party. Debtor will keep the proceeds of the accounts, and any goods returned to Debtor, in trust for Secured Party and will not commingle the proceeds or returned goods with any of Debtor’s other property. Secured Party has the right to require Debtor to pay Secured Party the full price on any returned items. Secured Party may require account debtors to make payments under the accounts directly to Secured Party. Debtor will deliver the accounts to Secured Party at Secured Party’s request. Debtor will give Secured Party all statements, reports, certificates, lists of account debtors (showing names, addresses, and amounts owing), invoices applicable to each account, and any other data pertaining to the accounts as Secured Party requests.
If the Property includes farm products, Debtor will provide Secured Party with a list of the buyers, commission merchants, and selling agents to or through whom Debtor may sell the farm products. Debtor authorizes Secured Party to notify any additional parties regarding Secured Party’s interest in Debtor’s farm products, unless prohibited by law. Debtor agrees to plant, cultivate, and harvest crops in due season. Debtor will be in default if any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetland to produce or to make possible the production of an agricultural commodity, further explained in 7 CFR Part 1940, Subpart G, Exhibit M. If Debtor pledges the Property to Secured Party (delivers the Property into the possession or control of Secured Party or a designated third party), Debtor will, upon receipt, deliver any proceeds and products of the Property to Secured Party. Debtor will provide Secured Party with any notices, documents, financial statements, reports, and other information relating to the Property Debtor receives as the owner of the Property.
PERFECTION OF SECURITY INTEREST: Debtor authorizes Secured Party to file a financing statement covering the Property. Debtor will comply with, facilitate, and otherwise assist Secured Party in connection with obtaining possession or control over the Property for purposes of perfecting Secured Party’s interest under the Uniform Commercial Code.
INSURANCE: Debtors agrees to keep the Property insured against the risks reasonably associated with the Property until the Property is released from this Agreement. Debtor will maintain this insurance in the amounts Secured Party requires. Debtor may choose the insurance company, subject to Secured Party’s approval, which will not be unreasonably withheld. Debtor will have the insurance provider name Secured Party as loss payee on the insurance policy. Debtor will give Secured Party and the insurance provider immediate notice of any loss. Secured Party may apply the insurance proceeds toward the Secured Debts. Secured Party may require additional security as a condition of permitting any insurance proceeds to be used to repair or replace the Property. If Secured Party acquires the Property in damaged condition, Debtor’s rights to any insurance policies and proceeds will pass to Secured Party to the extent of the Secured Debts. Debtor will immediately notify Secured Party of the cancellation or termination of insurance. If Debtor fails to keep the Property insured, or fails to provide Secured Party with proof of insurance, Secured Party may obtain insurance to protect Secured Party’s interest in the Property. The insurance may include coverages not originally required of Debtor, may be written by a company other than one Debtor would choose, and may be written at a higher rate than Debtor could obtain if Debtor purchased the insurance.
AUTHORITY TO PERFORM: Debtor authorizes Secured Party to do anything Secured Party deems reasonably necessary to protect the Property and Secured Party’s interest in the Property. If Debtor fails to perform any of Debtor’s duties under this Agreement, Secured Party is authorized, without notice to Debtor, to perform the duties or cause them to be performed. These authorizations include, but are not limited to, permission to pay for the repair, maintenance, and preservation of the Property and take any action to realize the value of the Property. Secured Party’s authority to perform for Debtor does not create an obligation to perform, and Secured Party’s failure to perform will not preclude Secured Party from exercising any other rights under the law or this Agreement. If Secured Party performs for Debtor, Secured Party will use reasonable care. Reasonable care will not include any steps necessary to preserve rights against prior parties or any duty to take action in connection with the management of the Property.
If Secured Party comes into possession of the Property, Secured Party will preserve and protect the Property to the extent required by law. Secured Party’s duty of care with respect to the Property will be satisfied if Secured Party exercises reasonable care in the safekeeping of the Property or in the selection of a third party in possession of the Property.
Secured Party may enforce the obligations of an account debtor or other person obligated on the Property. Secured Party may exercise Debtor’s rights with respect to the account debtor’s or other person’s obligations to make payment or otherwise render performance to Debtor, and enforce any security interest that secures such obligations.
PURCHASE MONEY SECURITY INTEREST: If the Property includes items purchased with the Secured Debts, the Property purchased with the Secured Debts will remain subject to Secured Party’s security interest until the Secured Debts are paid in full. Payments on any non-purchase money loan also secured by this Agreement will not be applied to the purchase money loan. Payments on the purchase money loan will be applied first to the non-purchase money portion of the loan, if any, and then to the purchase money portion in the order in which the purchase money Property was acquired. If the purchase money Property was acquired at the same time, payments will be applied in the order Secured Party selects. No security interest will be terminated by application of this formula.
DEFAULT: Debtor will be in default if:
(1)	Debtor (or Borrower, if not the same) fails to make a payment in full when due;
(2)	Debtor fails to perform any condition or keep any covenant on this or any debt or agreement Debtor has with Secured Party;
(3)	a default occurs under the terms of any instrument or agreement evidencing or pertaining to the Secured Debts;
(4)	anything else happens that either causes Secured Party to reasonably believe that Secured Party will have difficulty in collecting the Secured Debts or significantly impairs the value of the Property.
REMEDIES: After Debtor defaults, and after Secured Party gives any legally required notice and opportunity to cure the default, Secured Party may at Secured Party’s option do any one or more of the following:
(1)	make all or any part of the Secured Debts immediately due and accrue interest at the highest post-maturity interest rate;
(2)	require Debtor to gather the Property and make it available to Secured Party in a reasonable fashion;
(3)
enter upon Debtor’s premises and take possession of all or any part of Debtor’s property for purposes of preserving the Property or its value and use and operate Debtor’s property to protect Secured Party’s interest, all without payment or compensation to Debtor;

(4)	use any remedy allowed by state or federal law, or provided in any agreement evidencing or pertaining to the Secured Debts.
If Secured Party repossesses the Property or enforces the obligations of an account debtor, Secured Party may keep or dispose of the Property as provided by law. Secured Party will apply the proceeds of any collection or desposition first to Secured Party’s expenses of enforcement, which includes reasonable attorneys fees and legal expenses to the extent not prohibited by law, and then to the Secured Debts. Debtor (or Borrower, if not the same) will be liable for the deficiency, if any.
By choosing any one or more of these remedies, Secured Party does not give up the right to use any other remedy. Secured Party does not waive a default by not using a remedy.
WAIVER: Debtor waives all claims for damages caused by Secured Party’s acts or omissions where Secured Party acts in good faith.
NOTICE AND ADDITIONAL DOCUMENTS: Where notice is required, Debtor agrees that 10 days prior written notice will be reasonable notice to Debtor under the Uniform Commercial Code. Notice to one party is notice to all parties. Debtor agrees to sign, deliver, and file any additional documents and certifications Secured Party considers necessary to perfect, continue, or preserve Debtor’s obligations under this Agreement and to confirm Secured Party’s lien status on the Property.

© 2000 Bankers Systems, Inc., St Cloud, MN Form SA-BUS 7/24/2001	(page 2 of 2)

DAVID A COLLINS	ONE BANK & TRUST N.A.	DAC TECHNOLOGIES GROUP
5959 COLLINS AVENUE #704	300 WEST CAPITOL AVE	12120 COLONEL GLENN RD
MIAMI BEACH FL 33140	LITTLE ROCK AR 72201- 4113	STE 6200
LITTLE ROCK AR 72210

GUARANTOR’S NAME AND ADDRESS	LENDER’S NAME AND ADDRESS	BORROWER’S NAME AND ADDRESS
“I” includes each guarantor above, jointly and severally.	“You” means the Lender, its successors and assigns.	“Borrower” means each person above.
GUARANTY
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce you, at your option, to make loans or engage in any other transactions with borrower from time to time, I absolutely and unconditionally guarantee the full payment of the following debts (as defined herein) when due (whether at maturity or upon acceleration):
PRESENT DEBT GUARANTY:
☐	I absolutely and unconditionally guarantee to you the payment and performance of the following described debt (including all renewals, extensions, refinancings and modifications) of the borrower:
PRESENT AND FUTURE DEBT GUARANTY:
☑
I absolutely and unconditionally guarantee to you the payment and performance of each and every debt, of every type and description, that the borrower may now or at any time in the future owe you including, but not limited to, the following described debt(s): NOTE #178547 DATED AUGUST 10, 2009 IN THE AMOUNT OF $1.000,000.00.

☐
I absolutely and unconditionally guarantee to you the payment and performance of each and every debt, of every type and description, that the borrower may now or at any time in the future owe you, up to the principal amount of $                plus accrued interest, attorneys’ fees and collection costs referable thereto (when permitted by law), and all other amounts agreed to be paid under all agreements evidencing the debt and securing the payment of the debt. You may, without notice, apply this guaranty to such debts of the borrower as you may select from time to time.

DEFINITIONS: As used in this agreement, the terms “I”, “we” and “my” mean all persons signing this guaranty agreement, individually and jointly, and their heirs, executors, administrators and assigns.
The term “debt” means all debts, liabilities, and obligations of the borrower (including, but not limited to, all amounts agreed to be paid under the terms of any notes or agreements securing the payment of any debt, liability or obligation, overdrafts, letters of credit, guaranties, advances for taxes, insurance repairs and storage, and all extensions, renewals, refinancings and modifications of these debts) whether now existing or created or incurred in the future, due or to become due, or absolute or contingent, except for any obligations incurred by borrower after the date of this guaranty for which the borrower meets your standard of creditworthiness based on the borrower’s own assets and income without the addition of a guaranty, or to which, although you require the addition of a guaranty, the borrower chooses someone other than me to guaranty the obligation.
APPLICABLE LAW: This agreement is governed by the law of the state in which you are located. Any term of this agreement that does not comply with applicable law will not be effective if that law does not expressly or impliedly permit variations by agreement. If any part of this agreement cannot be enforced according to its terms, this fact will not affect the balance of this agreement.
REVOCATION: I agree that this is an absolute and continuing guaranty. If this guaranty is limited to the payment of a specific debt of the borrower described above, this agreement cannot be revoked and will remain in effect until the debt is paid in full. If this guaranty covers both the borrower’s present and future debts. I agree that this guaranty will remain binding on me, whether or not there are any debts outstanding, until you have actually received written notice of my revocation or written notice of my death or incompetence.
Notice of revocation or notice of my death or incompetence will not affect my obligations under this guaranty with respect to any debts incurred by or for which you have made a commitment to borrower before you actually receive such notice, and all renewals, extensions, refinancings, and modifications of such debts. I agree that if any other person signing this agreement provides a notice of revocation to you. I will still be obligated under this agreement until I provide a notice of revocation to you. If any other person signing this agreement dies or is declared incompetent, such fact will not affect my obligations under this agreement.
OBLIGATIONS INDEPENDENT: I agree that I am obligated to pay according to the terms of this guaranty even if any other person has agreed to pay the borrower’s debt. My obligation to pay according to the terms of this guaranty shall not be affected by the illegality, invalidity or unenforceability of any notes or agreements evidencing the debt, the violation of any applicable usury laws, forgery, or any other circumstances which make the indebtedness unenforceable against the borrower.
I will remain obligated to pay on this guaranty even if any other person who is obligated to pay the borrower’s debt, including the borrower, has such obligation discharged in bankruptcy, foreclosure, or otherwise discharged by law. In such situations, my obligation shall include post-bankruptcy petition interest and attorneys’ fees and any other amounts which borrower is discharged from paying or which do not otherwise accrue to borrower’s indebtedness due to borrower’s discharge. I will also be obligated to pay you, to the fullest extent permitted by law, any deficiency remaining after foreclosure of any mortgage or security interest securing borrower’s debt, whether or not the liability of borrower or any other obligor for such deficiency is discharged by statuts or judicial decision. If any payments by borrower to you are thereafter set aside, recovered, rescinded, in whole or in part, are settled by you at your discretion, or are in any way recouped or recovered from you for any reason (including, without limitation, the bankruptcy, insolvency, or reorganization of borrower or any other obligor), then I am obligated to reimburse or indemnify you for the full amount you so pay together with costs, interest, attorneys’ fees and all other expenses which you incur in connection therewith. I also agree that if my liability is limited to a stated principal amount (plus other agreed charges), you may allow the borrower to incur debt in excess of the specified amount and apply to the payment of such excess any amounts you receive for payment of the debt from the borrower or any other person, any amounts resulting from any collateral, or amounts received from any other source, without affecting my obligations under this agreement.
No modification of this agreement is effective unless in writing and signed by you and me, except that you may, without notice to me and without the addition of a signed writing or my approval; (1) release any borrower or other person who may be liable for borrower’s debt, (2) release or substitute any collateral, (3) fail to perfect any security interest or otherwise impair any collateral, (4) waive or impair any right you may have against any borrower or other person who may be liable for borrower’s debt, (5) settle or compromise any claim against the borrower or any person who may be liable for the borrower’s debt, (6) procure any additional security or persons who agree to be liable for borrower’s debt, (7) delay or fail to pursue enforcernent of the debt, (8) apply amounts you receive from the borrower or other persons to payment of the debt in any order you select, (9) make any election with respect to the debt provided by law or any agreement with any person liable for the debt, (10) exercise or fail to exercise any rights you have with respect to the debt, (11) extend new credit to the borrower, or (12) renew, extend, refinance or modify the borrower’s debt on any terms agreed to by you and the borrower (including, but not limited to, changes in the interest rate or in the method, time, place or amount of payment) without affecting my obligation to pay under this guaranty.
WAIVER: I waive presentment, demand, protest, notice of dishonor, and notice of acceptance of this guaranty. I also waive, to the extent permitted by law, all notices, all defenses and claims that the borrower could assert, any right to require you to pursue any remedy or seek payment from any other person before seeking payment under this agreement, and all other defenses to the debt, except payment in full. You may without notice to me and without my consent, enter into agreements with the borrower from time to time for purposes of creating or continuing the borrower’s debt as allowed by this guaranty. I agree that I will be liable, to the fullest extent permitted by applicable law, for any deficiency remaining after foreclosure (or repossession) and sale of any collateral without regard to whether borrower’s obligation to pay such deficiency is discharged by law. If any payments on the debt are set aside, recovered or required to be returned in the event of the insolvency, bankruptcy or reorganization of the borrower, my obligations under this agreement will continue as if such payments had never been made.
I also waive and relinquish all present and future claims, rights, and remedies against borrower or any other obligated party arising out of the creation or my performance of this guaranty. My waiver includes, but its not limited to, the right of contribution, reimbursement, indemnification, subrogation, exoneration, and any right to participate in any claim or remedy you may have against the borrower, collateral, or other party obligated for borrower’s debts, whether or not such claim, remedy, or right arises in equity, or under contract, statute or common law.
REMEDIES: If I fail to keep any promise contained in this agreement or any agreement securing this agreement, you may, make this agreement and the borrower’s debt immediately due and payable, you may set-off this obligation against any right I have to receive money from you (however, you may not set-off against any accounts in which my rights are only as a fiduciary or my IRA or other tax-deferred retirement account), You may use any remedy you have under state or federal law, and you may use any remedy given to you by any agreement securing this agreement. If I die, am declared incompetent, or become insolvent (either because my liabilities exceed my assets or because I am unable to pay my debts as they become due), you may make the debt immediately due and payable.
COLLECTION COSTS: Except when prohibited by law. I agree to pay the reasonable costs and expenses you incur to enforce and collect this agreement, including attorneys’ fees and court costs
SECURITY: This guaranty is ☑ unsecured ☐ secured by
NOTICE TO COSIGNER
You are being asked to guarantee the debts described above. If you are making a “Present and Future Debt Guaranty” as identified above, you are being asked to guarantee present as well as future debts of the borrower entered Into with this Lender. Think carefully before you do. If the borrower doesn’t pay these debts, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.
You may have to pay up to the full amount of these debts if the borrower does not pay. You may also have to pay late fees or collection costs, which increases this amount.
The lender can collect these debts from you without first trying to collect from the borrower. The lender can use the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc. If these debts are ever in default that fact may become part of your credit record.
In witness whereof, I have signed my name and affixed my seal on this 10 day of AUGUST 2009, and, by doing so, agree to the terms of this guaranty and acknowledge having read the Notice to Cosigner.

BY:	/s/ David A. Collins	(SEAL)
DAVID A. COLLINS

BY:		(SEAL)

BY:		(SEAL)

BY:		(SEAL)

© 1985 BANKERS SYSTEM, INC., ST CLOUD, MN (1-800-397-2341) FORM COG 7/20/90	(page 1 of 1)

ONE BANK & TRUST, N.A.
ADDENDUM TO LOAN #178547
ADDITIONAL TERMS AND CONDITIONS
In addition to the terms outlined in the attached Note, Borrower agrees to the following additional terms and conditions:
1.
Advances on this line of credit will be limited to a formula representing the aggregate of 50% of inventory up to the maximum commitment. Should the above calculation indicate that amounts advanced exceed the allowable borrowing capacity, Borrower will have 5 business days in which to cure the imbalance through reduction of the amount outstanding.

2.	Borrower will provide a certified borrowing base calculation monthly to One Bank & Trust, N.A.

3.	Borrower will provide detailed inventory listings to One Bank & Trust, N.A. bi-monthly.
4.
Borrower agrees to provide One Bank & Trust, N.A. with annual financial statements of at least compilation quality prepared by an independent accounting firm, such statements to be provided within 120 days of the calendar year-end.

Agreed to by Borrower and One Bank & Trust, N.A. on August 10, 2009.

For One Bank & Trust, N.A.:	For Borrower:

/s/ Jerome Wolf	/s/ David A. Collins

Jerome Wolf
Vice President